Ingersoll Rand Reports Second-Quarter Adjusted Continuing EPS of $1.20, EPS from Continuing Operations of $0.31, Reaffirms Full-Year Adjusted EPS Outlook

●	Second-quarter adjusted earnings per share (EPS) excluding restructuring, a tax charge and acquisition-related inventory step-up costs was $1.20; reported EPS from continuing operations was $0.31

●	Revenues were $3.6 billion in the second quarter. Organic revenues (excluding acquisitions and currency) were up 3 percent compared with 2014

●	Adjusted operating margin of 13.0 percent excluding restructuring and acquisition-related inventory step-up costs; Q2 2015 reported operating margin of 12.6 percent

●
Full-year 2015 adjusted EPS from continuing operations forecast, excluding restructuring and other one-time costs, unchanged at $3.66 to $3.81; GAAP EPS from continuing operations forecast of $2.59 to $2.74

Swords, Ireland, July 28, 2015 - Ingersoll-Rand plc (NYSE:IR), a world leader in creating comfortable, sustainable and efficient environments, today reported diluted earnings per share (EPS) from continuing operations of $0.31 for the second quarter of 2015.
The company reported net earnings of $78.9 million, or EPS of $0.29, for the second quarter of 2015. Second-quarter net earnings included $83.0 million, or EPS of $0.31, from continuing operations, as well as a net loss of $(4.1) million, or EPS of $(0.02), from discontinued operations. Results for the second quarter of 2015 also included a number of charges totaling $241.4 million after tax (collectively the “Q2 2015 charges”), or EPS of $(0.89):

•	a $(226.6) million charge to income tax expense, or EPS of $(0.84), related to the resolution of certain tax disputes previously disclosed by the company - see page #3 for additional details;

•	a $(12.7) million pre-tax charge, or EPS of $(0.04), from inventory step-up costs related to acquisitions; and

•	$(3.8) million of pre-tax restructuring charges, or EPS of $(0.01).

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Excluding the Q2 2015 charges, 2015 adjusted EPS from continuing operations was $1.20. This compares with net earnings from continuing operations of $310.6 million, or EPS of $1.13, for the second quarter of 2014. Second-quarter 2014 net earnings were $306.0 million, or EPS of $1.12, including a net loss of ($4.6) million, or EPS of $(0.01), from discontinued operations (see attached tables for additional details).
“We saw relative strength across our Climate Segment, while markets in our Industrial Segment were softer than expected. We saw signs of stabilization in recent weeks and are increasing productivity in the businesses where we see continued market weakness,” said Michael W. Lamach, chairman and chief executive officer. “Despite declining industrial markets in the quarter and economic pressure in Asia and Latin America, we continued to grow revenue and delivered EPS at the midpoint of our guidance. We remain committed to the strategy that we’ve executed consistently over the past five years, which will continue to deliver long-term shareholder value and benefit to our customers and employees around the world.”
Additional Highlights from the 2015 Second Quarter
Revenues: The company’s reported revenues increased 2 percent to $3,600 million, compared with revenues of $3,543 million for the 2014 second quarter. Revenues, excluding acquisitions and currency, increased 3 percent compared with last year. U.S. revenues were up 5 percent on an organic basis (excluding acquisitions) compared to 2014 and revenues from international operations decreased 9 percent (down 1 percent, excluding currency and acquisitions).
Operating Margin: Adjusted for restructuring and acquisition-related inventory step-up costs, the operating margin for the second quarter of 2015 was 13.0 percent, compared with the operating margin for the second quarter of 2014 of 13.1 percent (see attached tables for additional details). The slightly lower year-over-year margin was due to price and gains from productivity initiatives offset by non-material inflation, negative currency, an increase in investment spending and the impact of the initial year of results from the Cameron Centrifugal Compression acquisition. The second-quarter reported operating margin was 12.6 percent, compared with 13.1 percent in 2014.
Interest Expense and Other Income/Expense: Interest expense was $55.8 million for the second quarter of 2015 compared with $53.0 million in the same period last year due to higher average debt balances. Other income totaled $22.0 million for

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the second quarter of 2015, compared with $8.6 million of income for the 2014 second quarter, primarily due to insurance settlements on asbestos-related matters.
Taxes: The company had an adjusted effective tax rate of approximately 25 percent in the second quarter of 2015. The effective rate for the second quarter of 2014 was also approximately 25 percent.
On July 17, 2015, the company entered into an agreement with the Internal Revenue Service (IRS) to resolve all disputes related to intercompany debt incurred from the Company’s 2001 reorganization and any similar issues related to other intercompany debt outstanding during the 2002-2011 period and all related issues including the issue of recharacterized distributions. The resolution must be reported to the Congressional Joint Committee on Taxation (the “JCT”) for review and cannot be finalized until the IRS considers the views, if any, expressed by the JCT about the matter.
In connection with this resolution, the Company recognized a charge of $226.6 million to income tax expense in the second quarter of 2015 and will have a net cash outflow in the second half of 2015 of approximately $375 million, consisting of the $230 million in tax and $145 million of net interest.
Second-Quarter Business Review
[Note: Adjusted margins for 2015 exclude restructuring costs and inventory step-up costs related to the acquisitions of the Cameron Centrifugal Compression division in the Industrial Segment and of Frigoblock in the Climate Segment. There were no similar adjustments to 2014 second-quarter results - see attached tables for additional details].
The Climate Segment delivers energy-efficient solutions globally and includes Trane® and American Standard® Heating and Air Conditioning, which provides heating, ventilation and air conditioning (HVAC) systems and commercial and residential building services, parts, support and controls; and Thermo King®, the leader in transport temperature control solutions. Revenues for the second quarter of 2015 were $2,816 million and increased 2 percent (up 6 percent ex-currency) compared with the second quarter of 2014. Bookings increased 3 percent (up 6 percent ex-currency), year-over-year.
On a year-over-year basis, HVAC revenues increased by a low-single digit percentage. Excluding the impact of currency, HVAC revenues increased by a mid-single digit percentage, led by a mid-teens increase in the North American applied business. Excluding currency, HVAC revenues in North America increased by a

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mid-single digit percentage in the quarter compared with last year and increased by a high-single digit percentage in Europe and Middle East. In Residential HVAC, revenues to owned-distribution were up double digits while shipments to independent distribution were down double digits due to timing of inventory re-stocking. We have seen strong restocking orders by independents in June and continuing thus far in July.
HVAC revenues, excluding currency, increased by a mid-single digit percentage in Latin America and revenues in Asia were down by a low-single digit percentage in the second quarter compared with last year. Second-quarter 2015 HVAC bookings reflect a mid-single digit percentage increase (high-single digits ex-currency) compared with last year.
Total Thermo King refrigerated transport revenues increased by a low-single digit percentage (high-single digits ex-currency) in the second quarter compared with last year due to mid-teens growth in North America and low-single digits organic growth in Europe. Bookings declined by a high-single digit percentage (down slightly ex-currency) in the second quarter of 2015 with organic order gains in North America offset by declines in Europe, Latin America and Asia.
Second-quarter 2015 segment operating margin was 14.3 percent (14.4 percent adjusted operating margin), compared with 14.2 percent last year. The year-over-year margin improvement was due to higher volumes and productivity, partially offset by inflation, negative currency and higher investment spending.
The Industrial Segment delivers products and services that enhance energy efficiency, productivity and operations. It includes Ingersoll Rand® compressed air systems and services, power tools and material handling systems, ARO® fluid management equipment, as well as Club Car® golf, utility and rough terrain vehicles. Total revenues in the second quarter of $785 million declined 1 percent compared with the second quarter of 2014. Organic revenues decreased approximately 4 percent and organic bookings declined by 1 percent compared with last year.
Revenues for air compressors and industrial products declined slightly compared with the second quarter of 2014 as gains in North America from the Cameron Centrifugal Compression division acquisition largely offset negative comparisons in overseas markets. Organic revenues and bookings declined by a mid-single digit percentage and by a low-single digit percentage, respectively compared with last year.

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Club Car revenues decreased by a low-single digit percentage (declined low-single digits ex currency) compared with the second quarter of 2014, primarily due to ongoing weakness in golf-related markets.
Second-quarter segment operating margin for Industrial was 11.6 percent (13.3 percent adjusted operating margin) compared with 16.4 percent last year. The decline in operating margin was due to the first year of inclusion of the Cameron Centrifugal Compression division, lower volumes, negative currency, and inflation partially offset by productivity and price.
Balance Sheet
At the end of the second quarter, cash balances and total debt balances were $780 million and $4.4 billion, respectively. Working capital was 5.8 percent of revenues, compared with 4.0 percent in 2014.
Outlook
Based on a forecast of slow-to-moderate growth in worldwide construction and retrofit markets, and recovering but slow industrial markets for the remainder of the year, the company reaffirms its full-year guidance range for 2015 revenues and for adjusted EPS. Organic revenues, which exclude currency and acquisitions, for the full-year 2015 are expected to increase in the range of 4 to 5 percent. Full-year reported revenues are also expected to increase in the range of 4 to 5 percent compared with 2014. Full-year adjusted EPS from continuing operations are expected to be in the range of $3.66 to $3.81 (which is unchanged from the prior guidance) with full-year reported continuing EPS expected to be $2.59 to $2.74, which now reflects the impact of the tax agreement as described on page three. Restructuring expenses are expected to approximate $0.05 per share. The forecast includes a tax rate of 25 percent for continuing operations and an average diluted share count for the full year of approximately 270 million shares. Free cash flow for full-year 2015 is expected to be in the range of $950 million to one billion dollars before the $375 million net payment associated with the IRS as described on page three.
Third-quarter 2015 organic revenues are expected to increase in the range of 5 to 6 percent compared with 2014 and reported revenues are expected to be up 4 to 5 percent. Adjusted EPS from continuing operations for the third quarter of 2015 are expected to be in the range of $1.15 to $1.19, with reported EPS of $1.13 to $1.17. Restructuring expenses are expected to approximate $0.02 per share. The

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third-quarter forecast reflects an ongoing tax rate of 25 percent for continuing operations and an average diluted share count of approximately 270 million shares.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products, performance of the markets in which we operate, our share repurchase program including the amount of shares to be repurchased and timing of such repurchases, our projected 2015 third-quarter and full-year financial performance, the resolution of tax disputes previously described in the company’s periodic filings, the financial impact of such resolution and expectations related to cash outflows related to the resolution, and assumptions regarding our effective tax rate. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, global economic conditions, demand for our products and services, the impact of currency and tax law changes. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2014, our Form 10Q for the quarter ended March 31, 2015 and other SEC filings. We assume no obligation to update these forward-looking statements.
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial tables is attached to this news release.
All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.
Ingersoll Rand (NYSE:IR) advances the quality of life by creating comfortable, sustainable and efficient environments. Our people and our family of brands-including Club Car®, Ingersoll Rand®, Thermo King® and Trane®-work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; and increase industrial productivity and efficiency. We are a $13 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

# # #
7/28/15
(See Accompanying Tables)

•	Condensed Consolidated Income Statement

•	Segments

•	Non-GAAP Financial Tables

•	Condensed Consolidated Balance Sheet

•	Condensed Consolidated Statement of Cash Flow

•	Balance Sheet Metrics and Free Cash Flow

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Contacts:
Media:	Investors and Financial Analysts:
Misty Zelent	Joe Fimbianti
(704) 655-5324, mzelent@irco.com	(704) 655-4721, joseph_fimbianti@irco.com
-or-
Janet Pfeffer
(704) 655-5319, janet_pfeffer@irco.com

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Table 1

INGERSOLL-RAND PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter		For the six months
	ended June 30,		ended June 30,
	2015	2014	2015	2014
Net revenues	$3,600.2	$3,542.9	$6,488.0	$6,265.9
Cost of goods sold	(2,494.5)	(2,439.9)	(4,581.2)	(4,394.8)
Selling & administrative expenses	(653.5)	(639.7)	(1,283.5)	(1,252.8)
Operating income	452.2	463.3	623.3	618.3
Interest expense	(55.8)	(53.0)	(110.9)	(105.0)
Other income (expense), net	22.0	8.6	(4.4)	10.7
Earnings before income taxes	418.4	418.9	508.0	524.0
Provision for income taxes	(331.4)	(103.7)	(358.3)	(128.3)
Earnings from continuing operations	87.0	315.2	149.7	395.7
Discontinued operations, net of tax	(4.1)	(4.6)	(11.4)	(1.7)
Net earnings	82.9	310.6	138.3	394.0
Less: Net earnings attributable to noncontrolling interests	(4.0)	(4.6)	(8.1)	(9.1)
Net earnings attributable to Ingersoll-Rand plc	$78.9	$306.0	$130.2	$384.9

Amounts attributable to Ingersoll-Rand plc ordinary
shareholders:
Continuing operations	$83.0	$310.6	$141.6	$386.6
Discontinued operations	(4.1)	(4.6)	(11.4)	(1.7)
Net earnings	$78.9	$306.0	$130.2	$384.9

Diluted earnings (loss) per share attributable to
Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$0.31	$1.13	$0.53	$1.39
Discontinued operations	(0.02)	(0.01)	(0.05)	(0.01)
	$0.29	$1.12	$0.48	$1.38

Weighted-average number of common shares
outstanding:
Diluted	269.4	274.2	269.0	278.2

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC
Business Review
(In millions, except percentages)

UNAUDITED

	For the quarter		For the six months
	ended June 30,		ended June 30,
	2015	2014	2015	2014
Climate
Net revenues	$2,815.5	$2,748.9	$4,974.0	$4,789.7
Segment operating income *	402.4	389.3	553.3	520.3
and as a % of Net revenues	14.3%	14.2%	11.1%	10.9%

Industrial
Net revenues	784.7	794.0	1,514.0	1,476.2
Segment operating income *	90.7	130.1	165.5	209.4
and as a % of Net revenues	11.6%	16.4%	10.9%	14.2%

Unallocated corporate expense	(40.9)	(56.1)	(95.5)	(111.4)

Total
Net revenues	$3,600.2	$3,542.9	$6,488.0	$6,265.9
Consolidated operating income	$452.2	$463.3	$623.3	$618.3
and as a % of Net revenues	12.6%	13.1%	9.6%	9.9%

* Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss. The Company may exclude certain charges or gains from Operating income to arrive at a Segment operating income that is a more meaningful measure of profit and loss upon which to base its operating decisions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions, except per share amounts)

UNAUDITED

		For the quarter ended June 30, 2015				For the six months ended June 30, 2015
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,600.2	$—		$3,600.2	$6,488.0	$—		$6,488.0

	Operating income	452.2	16.5	(a,b)	468.7	623.3	29.1	(a,b)	652.4
	Operating margin	12.6%			13.0%	9.6%			10.1%

	Earnings from continuing operations before income taxes	418.4	16.5	(a,b,c)	434.9	508.0	71.7	(a,b,c)	579.7
	Provision for income taxes	(331.4)	224.9	(d,e)	(106.5)	(358.3)	212.8	(d,e)	(145.5)
	Tax rate	79.2%			24.5%	70.5%			25.1%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	$83.0	$241.4	(f)	$324.4	$141.6	$284.5	(f)	$426.1

	Diluted earnings per common share
	Continuing operations	$0.31	$0.89		$1.20	$0.53	$1.05		$1.58

	Weighted-average number of common shares outstanding
	Diluted	269.4	—		269.4	269.0	—		269.0

	Detail of Adjustments:
(a)	Restructuring costs		$3.8				$4.7
(b)	Acquisition inventory step up		12.7				24.4
(c)	Venezuela remeasurement of monetary assets		—				42.6
(d)	Tax impact of adjustments a, b and c		(1.7)				(13.8)
(e)	IRS agreement		$226.6				$226.6
(f)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$241.4				$284.5

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non- GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.
The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions, except per share amounts)

UNAUDITED

		For the quarter ended June 30, 2014				For the six months end June 30, 2014
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,542.9	$—		$3,542.9	$6,265.9	$—		$6,265.9

	Operating income	463.3	—	(a)	463.3	618.3	8.9	(a)	627.2
	Operating margin	13.1%			13.1%	9.9%			10.0%

	Earnings from continuing operations before income taxes	418.9	—	(a)	418.9	524.0	8.9	(a)	532.9
	Provision for income taxes	(103.7)	—	(b)	(103.7)	(128.3)	(2.1)	(b)	(130.4)
	Tax rate	24.8%			24.8%	24.5%			24.5%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	$310.6	—	(c)	$310.6	$386.6	$6.8	(c)	$393.4

	Diluted earnings per common share
	Continuing operations	$1.13	$—		$1.13	$1.39	$0.02		$1.41

	Weighted-average number of common shares outstanding
	Diluted	274.2	—		274.2	278.2	—		278.2

	Detail of Adjustments:
(a)	Restructuring costs		—				$8.9
(b)	Tax impact		—				(2.1)
(c)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$—				$6.8

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non- GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.
The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions)
UNAUDITED

	For the quarter ended June 30, 2015		For the quarter ended June 30, 2014
	As Reported	Margin	As Reported	Margin
Climate
Net revenues	$2,815.5		$2,748.9

Segment operating income	$402.4	14.3%	$389.3	14.2%
Restructuring and Other	2.5	0.1%	—	—%
Adjusted operating income	404.9	14.4%	389.3	14.2%
Depreciation and amortization	61.2	2.2%	60.8	2.2%
EBITDA	$466.1	16.6%	$450.1	16.4%

Industrial
Net revenues	$784.7		$794.0

Segment operating income	$90.7	11.6%	$130.1	16.4%
Restructuring and Other	13.9	1.7%	—	—%
Adjusted operating income	104.6	13.3%	130.1	16.4%
Depreciation and amortization	16.9	2.2%	14.5	1.8%
EBITDA	$121.5	15.5%	$144.6	18.2%

Corporate
Unallocated corporate expense	$(40.9)		$(56.1)
Restructuring and Other	0.1		—
Adjusted corporate expense	(40.8)		(56.1)
Depreciation and amortization	14.7		10.6
EBITDA	$(26.1)		$(45.5)

Total Company
Net revenues	$3,600.2		$3,542.9

Operating income	$452.2	12.6%	$463.3	13.1%
Restructuring and Other	16.5	0.4%	—	—%
Adjusted operating income	468.7	13.0%	463.3	13.1%
Depreciation and amortization	92.8	2.6%	85.9	2.4%
EBITDA	$561.5	15.6%	$549.2	15.5%
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.
The non-GAAP financial measures of EBITDA and EBITDA margin assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC
Condensed Consolidated Balance Sheets
(In millions)

UNAUDITED

	June 30,	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$779.6	$1,705.2
Accounts and notes receivable, net	2,463.1	2,119.0
Inventories	1,634.5	1,358.9
Other current assets	651.4	524.8
Total current assets	5,528.6	5,707.9
Property, plant and equipment, net	1,586.0	1,477.0
Goodwill	5,772.5	5,389.8
Intangible assets, net	4,008.6	3,783.9
Other noncurrent assets	991.1	939.9
Total assets	$17,886.8	$17,298.5

LIABILITIES AND EQUITY
Accounts payable	$1,470.9	$1,290.0
Accrued expenses and other current liabilities	2,327.1	1,893.4
Short-term borrowings and current maturities of long-term debt	659.7	482.7
Total current liabilities	4,457.7	3,666.1
Long-term debt	3,734.6	3,741.7
Other noncurrent liabilities	3,807.0	3,845.3
Equity	5,887.5	6,045.4
Total liabilities and equity	$17,886.8	$17,298.5

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC
Condensed Consolidated Statement of Cash Flow
(In millions)

UNAUDITED

	For the six months
	ended June 30,
	2015	2014
Operating Activities
Income from continuing operations	$149.7	$395.7
Depreciation and amortization	180.7	168.2
Changes in assets and liabilities and other non-cash items	(146.7)	(376.9)
Net cash from operating activities of continuing operations	183.7	187.0
Net cash from operating activities of discontinued operations	(13.7)	(55.8)
Net cash from operating activities	170.0	131.2

Investing Activities
Capital expenditures	(115.3)	(92.6)
Other investing activities, net	(936.0)	28.4
Net cash from investing activities of continuing operations	(1,051.3)	(64.2)

Financing Activities
Net debt proceeds (repayments)	161.0	39.0
Dividends paid to ordinary shareholders	(151.3)	(132.8)
Repurchase of ordinary shares	—	(1,012.8)
Other financing activities, net	40.1	51.4
Net cash from financing activities of continuing operations	49.8	(1,055.2)

Effect of exchange rate changes on cash and cash equivalents	(94.1)	(19.2)
Net decrease in cash and cash equivalents	(925.6)	(1,007.4)
Cash and cash equivalents - beginning of period	1,705.2	1,937.2
Cash and cash equivalents - end of period	$779.6	$929.8

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)

UNAUDITED

	December 31,	June 30,
	2014	2014	2015
Net Receivables	$2,119	$2,449	$2,463
Days Sales Outstanding	59.7	63.1	62.4

Net Inventory	$1,359	$1,389	$1,635
Inventory Turns	6.7	7.0	6.1

Accounts Payable	$1,290	$1,479	$1,471
Days Payable Outstanding	52.1	55.3	53.8

			Six months ended
			June 30, 2015
Cash flow from operating activities (a)			$170.0
Capital expenditures (a)			(115.3)
Free cash flow			$54.7
(a) Includes both continuing and discontinued operations.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.

The non-GAAP financial measure of free cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION